UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 4, 2008

ADVENTRX Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6725 Mesa Ridge Road, Suite 100, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-552-0866

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 26, 2008, the employment relationship between Mark N.K. Bagnall and ADVENTRX Pharmaceuticals, Inc. (the "Company") ended. Mr. Bagnall previously served as the Company’s Executive Vice President, Chief Financial Officer and Treasurer. Mr. Bagnall continues to serve as a member of the Company’s Board of Directors and has agreed to provide consulting services on an as-needed basis. The Company will provide a description of the material terms of any separation or other agreement between Mr. Bagnall and the Company in a subsequent current report on Form 8-K.

On December 31, 2008, the Confidential Separation Agreement and General Release of All Claims governing the terms of separation of employment between Evan M. Levine and the Company became effective (the "Levine Separation Agreement"). Mr. Levine formerly served as the Company’s Chief Executive Officer and President. His employment with the Company ended on October 17, 2008, and he resigned from the Company’s Board of Directors effective December 22, 2008. Pursuant to the terms of the Levine Separation Agreement, in exchange for a mutual release of claims, the Company will provide a severance payment of $225,000 to Mr. Levine and a health benefit allowance of $19,870, which Mr. Levine may use, at his discretion, to pay the premiums required to continue his group health care coverage under COBRA or any other health care related expenses. The severance payment and the health benefit allowance will be paid in one lump sum, less applicable payroll deductions and required withholdings, in January 2009. In addition, pursuant to the Levine Separation Agreement, the Company will issue 1,000,000 fully-vested shares of its common stock (the "Shares") to Mr. Levine if the Company has received (i) a written waiver under that certain Rights Agreement with an effective date of July 25, 2005, as amended (the "Rights Agreement") by and among the Company and Purchasers (as defined in the Rights Agreement), that allows the Company to issue the Shares without triggering the Purchasers’ participation rights or any related rights under the Rights Agreement, and (ii) the requisite approval of its application to list the Shares from NYSE Alternext US (formerly the American Stock Exchange) by January 30, 2009; provided that Mr. Levine signs and delivers a Restricted Stock Issuance Agreement in substantially the form attached as Exhibit A to the Levine Separation Agreement. If the waiver and approval described in (i) and (ii) above have not been received by January 30, 2009, the Company will have no obligation to issue the Shares but instead will pay Mr. Levine an additional $100,000 in one lump sum, less applicable payroll deductions and required withholdings.

On December 4, 2008, the Confidential Separation Agreement and General Release of All Claims governing the terms of separation of employment between Joan Robbins and the Company became effective (the "Robbins Separation Agreement"). Dr. Robbins formerly served as the Company’s Chief Scientific Officer and Senior Vice President. Her employment with the Company ended on October 14, 2008. Pursuant to the terms of the Robbins Separation Agreement, in exchange for a release of claims and Dr. Robbins’ agreement to provide certain transition assistance, the Company will provide a severance payment of $123,615 to Dr. Robbins. In addition, the Company will provide a health benefit allowance of $8,309, which Dr. Robbins may use, at her discretion, to pay the premiums required to continue her group health care coverage under COBRA or any other health care related expenses. The severance payment and the health benefit allowance will be paid in 11 substantially equal installments over a period of 5.5 months, less applicable payroll deductions and required withholdings.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.

January 2, 2009	By:	/s/ Patrick L. Keran

Name: Patrick L. Keran
Title: Vice President, Legal